Pricing Supplement No.             f05-0315
            Pricing Supplement Dated:          March 15, 2005
            Rule 424(b)(3)
            File No.                           333-119615

            (To Prospectus Supplement
            and Prospectus Dated November 1, 2004)

            $5,000,000,000
            Citigroup Global Markets Holdings Inc.
            Retail Medium-Term Notes, Series F
            Due Nine Months or More From Date of Issue

            Trade Date:                        March 15, 2005
            Issue Date:                        March 18, 2005
            Settlement Date:                   March 18, 2005
            Following Business Day Convention

            Form of Note:                      Global/Book-Entry Only
            Calculation Agent:                 Citibank
            Minimum Denominations/Increments:  $1,000

            Purchasing Agent: Citigroup, acting as principal

            --------------------------------------------------------------

            CUSIP:                             17307XHE4
            Aggregate Principal Amount:        USD 1,447,000.00
            Price to Public:                   100%
            Concession:                        0.4000%
            Net Proceeds to Issuer:            USD 1,441,212.00
            Interest Rate (per annum):         3.7500%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       September 15, 2005
            Maturity Date:                     March 15, 2007
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Not Callable

            --------------------------------------------------------------

            CUSIP:                             17307XHF1
            Aggregate Principal Amount:        USD 604,000.00
            Price to Public:                   100%
            Concession:                        2.0000%
            Net Proceeds to Issuer:            USD 591,920.00
            Interest Rate (per annum):         5.2500%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Monthly
            First Interest Payment Date:       April 15, 2005
            Maturity Date:                     March 15, 2020
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning March 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            --------------------------------------------------------------

            CUSIP:                             17307XHG9
            Aggregate Principal Amount:        USD 1,104,000.00
            Price to Public:                   100%
            Concession:                        2.5000%
            Net Proceeds to Issuer:            USD 1,076,400.00
            Interest Rate (per annum):         5.5000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       September 15, 2005
            Maturity Date:                     March 15, 2030
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning March 15, 2010, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.